UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Resignation

On March 16, 2026, LifeMD, Inc (“LifeMD” or the “Company”) announced that its Chief Financial Officer Marc Benathen will be departing LifeMD to pursue a new opportunity. Mr. Benathen will remain employed with LifeMD through March 31, 2026, to facilitate a smooth transition in the CFO role. In connection with this transition, the Company and Mr. Benathen entered into a Resignation & Transition Services Agreement, pursuant to which Mr. Benathen has agreed to provide transition advisory services to the Company for six to twelve months after his employment ends, and he will receive a service fee of $38,117 a month. Mr. Benathen will forfeit restricted stock units (“RSUs”) that remain unvested as of March 31, 2026, and subject to the Company’s Incentive Compensation Recovery Policy, will retain all RSUs vested prior to that date. The Company will reimburse Mr. Benathen for personal costs of COBRA benefits for a period ending no later than April 1, 2027. Mr. Benathen did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Benathen for his service as Chief Financial Officer and his many other contributions to the Company.

CFO Appointment

On March 16, 2026, the Company publicly announced the appointment of Atul Kavthekar as its new Chief Financial Officer, effective on that date.

Mr. Kavthekar, age 57, brings nearly three decades of executive leadership and financial expertise spanning provider-side healthcare, retail and specialty pharmacy, and e-commerce. He has served as a transformational CFO at a number of public and privately-held healthcare and digital companies. Known for leading successful organic and inorganic growth strategies, he has particular experience in mergers and acquisitions, capital markets and strategic planning.

Mr. Kavthekar served as the Interim Chief Financial Officer for Smile America Partners from May 2025 to March 2026. In this role, he was responsible for the financial oversight and operational leadership for the dental support organization with 500+ clinicians and operations across 20 states. Mr. Kavthekar prepared the business for, and led it through, an M&A exit by the private equity sponsors. Before that, Mr. Kavthekar served as the Special Advisor to the Chief Financial Officer at P3 Health Partners, from 2022 to November 2024, and also as the Special Advisor to the Chief Executive Officer from September to November 2024, conducting financial oversight of a ~500 employee NASDAQ traded value-based care/population health company focused on managing full risk for 125k+ Medicare Advantage members across five states in the Southwest U.S. From 2021 to 2022, Mr. Kavthekar served as Chief Financial Officer of Eyecare Partners, an ophthalmology and optometry practice with over 1,000 providers.

Mr. Kavthekar holds a Bachelor of Science in Engineering Science from University of Michigan, a Master of Science in Industrial Engineering from Wayne State University, and a Master of Business Administration in Finance and Accounting from the University of Chicago.

There are no family relationships between Mr. Kavthekar and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions between the Company and Mr. Kavthekar reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Kavthekar’s appointment as Chief Financial Officer of the Company, the Company and Mr. Kavthekar entered into an Employment Agreement, pursuant to which Mr. Kavthekar receives a base salary of $500,000, and he is eligible to receive an annual discretionary performance bonus, targeted at 50% of his base salary, with these amounts subject to future adjustment. As a material inducement to his employment, the Company will grant Mr. Kavthekar 675,000 restricted stock units (“RSUs”), of which 337,500 RSUs will vest based on his continued service, with 112,500 RSUs vesting on each of the first, second and third anniversaries of his appointment, and 337,500 RSUs will vest based on the Company’s achievement of performance targets.

In the event of a termination of employment, vesting of the RSUs will cease, except that if the termination is without “Cause” or Mr. Kavthekar resigns for “Good Reason,” as such terms are defined in the Restricted Stock Unit Award Agreement or the Third Amended and Restated 2020 Equity and Incentive Plan, any then unvested, time-based RSUs scheduled to vest in less than one year from the date of such termination shall vest in a pro rata manner. Unvested, time-based RSUs will vest immediately prior to the closing of a “Change of Control,” as defined in the Restricted Stock Unit Award Agreement. The award may be forfeited in the event of Mr. Kavthekar’s breach of certain covenants contained in the Restricted Stock Unit Award Agreement.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the foregoing agreements, and such description is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits and incorporated by reference into this Current Report on Form 8-K.

Item 8.01	Other Events

On March 16, 2026, the Company issued a press release announcing the resignation of Marc Benathen and appointment of Atul Kavthekar as the Chief Financial Officer of the Company, the promotion of Jessica Friedeman to Chief Business Officer and the promotion of Chris Pisano to Chief Marketing Officer. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Resignation & Transition Services Agreement, dated March 16, 2026, between LifeMD, Inc. and Marc Benathen.
10.2	Employment Agreement, dated March 16, 2026 between LifeMD, Inc. and Atul Kavthekar
99.1	Press Release, dated March 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated: March 18, 2026	By:	/s/ Eric Yecies
Eric Yecies
Chief Legal Officer and General Counsel